UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3/A

REGISTRATION STATEMENT

(Amendment No. 1)

UNDER

THE SECURITIES ACT OF 1933

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA	59-3410234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6670 Spring Lake Road

Keystone Heights, FL 32656

(352) 473-6673

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

John Presley

President and Chief Executive Officer

6670 Spring Lake Road

Keystone Heights, FL 32656

(352) 473-6673

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joel Bernstein, Esq.

2666 Tigertail Avenue – Suite 104

Miami, FL 33133

Telephone: (305) 858-7300

Facsimile: (786) 513-8522

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common stock, $0.001 par value per share	580,803 shares	$1.04	$604,035	$48.87

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares of common stock as may become issuable under any stock split, stock divided or similar transactions.

(2)	Estimated based upon the average of the high and low sales prices of the Registrant’s common stock on December 19, 2003, as reported by the Nasdaq SmallCap Market, pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion: Dated January 21, 2004)

PRELIMINARY PROSPECTUS

AMERICAN ACCESS TECHNOLOGIES, INC.

580,803 Shares of Common Stock

This prospectus relates to the public offering or distribution, which is not being underwritten, of up to 580,803 shares of common stock, par value $0.001 per share, of American Access Technologies, Inc. by the selling stockholders described herein. The price at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale or distribution of the common stock by the selling stockholders.

Our common stock is quoted on the Nasdaq SmallCap Market under the trading symbol “AATK.” On January 20, 2004, the last price for our common stock, as reported by the Nasdaq SmallCap Market, was $1.75.

The shares of common stock offered or sold under this prospectus involve a high degree of risk. You should carefully consider the risk factors beginning on page 4 of this prospectus before purchasing any of the shares of common stock offered under this prospectus.

The shares of common stock may be sold through broker-dealers or in privately negotiated transactions in which commissions and other fees may be charged. These fees, if any, will be paid by the selling stockholders. American Access Technologies, Inc. has no agreement with a broker-dealer with respect to these shares and is unable to estimate the commissions that may be paid in any given transaction.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

SUMMARY

This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including the risks discussed under the caption “Risk Factors” and the information incorporated by reference from our periodic reports, for important information regarding our company and our common stock before making the decision to invest.

AMERICAN ACCESS TECHNOLOGIES, INC.

American Access Technologies, Inc. develops and manufactures patented zone cabling and wireless enclosures that mount in ceilings, walls, raised floors, and in custom furniture, to facilitate the routing of telecommunications network cabling, fiber optics and wireless solutions to the workspace environment. We believe that Zone cabling is a superior approach for growing and open office configurations or wherever frequent moves, additions and changes of telecommunications services are a factor because “zone cabling” of the workspace reduces both labor and material costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow.

Our wholly-owned subsidiary, Omega Metals, Inc., is a precision sheet metal fabrication and assembly operation which manufactures our zone cabling and wireless products and also serves a diverse client base of over 300, including engineering, technology and electronics companies, mostly in the Southeast. Omega Metals, Inc. operates from a 67,500 sq. ft. manufacturing facility situated on 8 1/2 acres of land that it owns. Manufacturing services include precision stamping, bending, assembling, painting, powder coating and silk screening.

On May 8, 2003 we entered into an agreement with Chatsworth Products, Inc., Westlake Village, CA establishing a five year strategic alliance for the manufacture and sales of Zone Cabling and Wireless products developed by American Access. These products, which are currently manufactured by American Access, are co-branded with the names of both American Access and Chatsworth Products, Inc. (“CPI”) and will be exclusively sold and distributed by CPI. Under the agreement, American Access will continue to manufacture the products but CPI will have manufacturing rights under certain circumstances. As of the date of this prospectus, American Access manufactures all of such products.

In connection with the alliance, CPI purchased 215,517 shares of American Access common stock in a private placement at $1.16 per share.

Our principal executive offices are located at 6670 Spring Lake Road, Keystone Heights, FL 32656 and our telephone number is (352) 473-6673.

RISK FACTORS

Our business is subject to a number of risks, some of which are discussed below. Other risks are presented elsewhere in this prospectus and in the information incorporated by reference into this prospectus. Before deciding to invest in our company or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus, our Annual Report on Form 10-KSB, our Quarterly Reports on 10-QSB; and in our other filings with the Commission, including any subsequent reports filed on Forms 10-KSB, 10-QSB and 8-K. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to our business.

We do not have a history of profitable operation and may not be profitable in the future.

We incurred net losses of approximately $967,000 in 2002, $1,441,000 in 2001 and $2,034,000 in 2000. For the nine months ended September 30, 2003 we incurred a net loss of $889,620 compared to a net loss of $1,033,704 in the same period in 2002. Our expenses are currently greater than our revenues. Our ability to operate profitably depends on increasing our sales and achieving sufficient gross profit margins. We cannot assure you that we will achieve or maintain profitable operations in the future.

We have experienced fluctuations in our revenues and this may continue in the future.

In 2001 we experienced significant declines in sales in both our Zone cabling products and metal fabrication and assembly business. We believe this decline was the result of a significant decline in capital spending in the telecommunications industry, a reduction in technology related capital spending and a general overall economic recession that has negatively affected the markets we serve.

While we have seen a pick up in our revenues since 2001 from an economic recovery, there can be no assurance as to the duration and strength of such recovery and whether it will continue to positively effect our revenues.

We have a limited operating history with our zone cabling and wireless products which makes your evaluation of our business difficult.

We introduced our Zone cabling products into the commercial marketplace in January 1997 and since that date have introduced additional products including our first wireless enclosure in August 2001. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in relatively new and rapidly evolving markets. These risks include:

•	uncertain commercial acceptance of our products;

•	technological obsolescence; and

•	competition

We cannot assure you that we will succeed in addressing these risks. If we fail to do so, our revenue and operating results could be materially harmed.

Telecommunications networking products are subject to rapid technological change and to compete, we must offer products that achieve market acceptance.

The telecommunications networking industry is characterized by rapid technological change, short product life cycles and evolving industry standards. To remain competitive, we must continue to improve our existing products and offer products for new technologies which may emerge.

Our Zone cabling enclosures are designed to facilitate zone cabling of workspace environments. We believe that Zone cabling is a superior approach for growing and open office configurations or wherever frequent moves, additions and changes of telecommunications services are a factor. We can offer no assurance, however, that Zone cabling will be widely adopted by the telecommunications industry. Furthermore, the recent growth of wireless networking may adversely affect the demand for our zone cabling products.

Sales of our Zone cabling products depend upon the decision of prospective end users to undertake a network cabling or wireless networking projects which incorporate our products. Such projects are affected by a variety of factors, including the following:

•	acceptance of the benefits of zone cabling over traditional home run cabling

•	general economic conditions

•	potential technological changes such as the growth of wireless networking in the office

For these and other reasons, the sales cycle associated with the purchase of our zone cabling and wireless products can be quite lengthy and is subject to a number of significant risks, including customers’ budgeting constraints and internal acceptance reviews, that are beyond our control. Because of the lengthy sales cycle, our sales of such products are variable and can flutuate substantially.

We depend significantly on one distributor of our zone cabling and wireless products.

Until May 2003, our zone cabling and wireless product revenues were derived from our sales to a limited number of direct customers, most of which were OEM customers and stocking distributors. In May 2003 we established Chatsworth Products, Inc. (“CPI”) as our exclusive distributor for all of our zone cabling and wireless products to customers other than OEM customers. Accordingly were are dependent on the performance of CPI to maintain relationships with our existing customers, other than OEM customers, and establish new customers for our products. Our distribution agreement with CPI lasts until May 2008. If CPI is not successful in maintaining good relationships with our existing customers, other than OEM customers, and finding new customers for our products or experiences significant reduction, delay or cancellation of orders from any of these customers our operating results could be materially and adversely affected.

Our failure to adequately protect our proprietary rights could adversely affect our ability to compete effectively.

We rely on a combination of patents, trademarks, non-disclosure agreements, invention assignment agreements and other security measures in order to establish and protect our proprietary rights. We have been issued four U.S. patents, which are important to our current business. We can offer no assurance that patents will issue from any of these pending applications or, if patents do issue, that the claims allowed will be sufficiently broad to protect our technology. In addition, we can offer no assurance that any patents issued to us will not be challenged, invalidated or circumvented, or that the rights granted thereunder will adequately protect us. There can be no assurance that the measures we have taken or may take in the future will prevent misappropriation of our technology or that others will not independently develop similar products, design around our proprietary or patented technology or duplicate our products.

Risks related to ownership of our common stock.

The exercise of our outstanding stock options could adversely affect our outstanding common stock.

Our stock option plans are an important component of our compensation program for our employees and directors. As of November 30, 2003, we have issued and outstanding options to purchase approximately 7,000,000 shares of common stock with exercise prices ranging from $0.56 to $25.00 per share. The existence of such rights to acquire common stock at fixed prices may prove a hindrance to our efforts to raise future funding by the sale of equity. The exercise of such options will dilute the percentage ownership interest of our existing stockholders and may dilute the value of their ownership. The possible future sale of shares issuable on the exercise of outstanding options could adversely affect the prevailing market price for our common stock. Further, the holders of the outstanding rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

This offering may have an adverse impact on the market value of our stock.

This prospectus relates to the sale or distribution of up to 580,803 shares of common stock by the selling stockholders. We will not receive any proceeds from these sales and have prepared this prospectus in order to meet our contractual obligations to the selling stockholders. The shares subject to this prospectus represent approximately 9% percent of our issued and outstanding common stock as of the date of this prospectus. The sale of these shares, or even the possibility of their sale, may adversely affect the trading market for our common stock and reduce the price available in that market.

If the price of our stock goes below $1.00 for 30 consecutive trading days, our stock could be delisted from the NASDAQ Stock Market.

Our stock is currently listed on the Nasdaq Small Cap Market. The Nasdaq Stock Market’s Marketplace Rules impose a minimum stock price of $1.00 per share for the continued listing of our stock. As of the date of this prospectus we are in compliance with all Nasdaq Stock Market listing requirements. If our stock price were to close below $1.00 for 30 consecutive trading days in the future we could be out of compliance and our stock would be subject to delisting if we did not achieve compliance within the 180 cure period provided in the Nasdaq Marketplace Rules. If we are delisted our stock’s liquidity would suffer, and we would likely experience reduced investor interest. Such factors may result in a decrease in our stock’s trading price. Delisting also make it more difficult for us from issuing additional shares in order to secure additional financing.

SPECIAL NOTE ABOUT FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “predict,” “continue,” “will” and “may” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements reflect the views of our management at the time they are made based on information currently available to management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, our actual results could differ materially from those expressed or forecasted in any forward-looking statements as a result of a variety of factors, including those set forth in “Risk Factors” above and elsewhere in, or incorporated by reference into, this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

RECENT DEVELOPMENTS

On December 4, 2003 we agreed to sell 365,286 shares of our common stock to Around the Clock Partners, LP in a private placement for $370,000. We will utilize the proceeds of this sale to expand our manufacturing capabilities, working capital and general corporate purposes.

USE OF PROCEEDS

The shares of common stock offered by this prospectus will be sold by the selling stockholders, and the selling stockholders will receive all of the proceeds from the sales of such shares. We will not receive any proceeds from the sale or distribution of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the names of the selling stockholders, the number of shares of common stock known by us to be beneficially owned by each of the selling stockholders as of December 19, 2003 (based on the selling stockholders’ representations regarding their ownership) and the number of shares of common stock being registered for sale. The term “selling stockholder” or “selling stockholders” includes the stockholders listed below and their transferees, assignees, pledgees, donees or other successors. We are unable to determine the exact number of shares that will actually be sold because the selling stockholders may sell all or some of the shares and because we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares. The following table assumes that the selling stockholders will sell all of the shares being offered for their account by this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders also may offer and sell less than the number of shares indicated.

We agreed to sell 365,286 shares our common stock to Around the Clock Partners, LP for $370,000 pursuant to a private placement. The sale of 143,000 of such shares for $130,000 was completed on December 4, 2003. The sale of 112,000 shares for $120,000 will be completed no later than two business days after the registration statement of which this prospectus is a part has been declared effective by the Securities and Exchange Commission. The balance of 110,286 shares for $120,000 will be completed no later than five days after the registration statement of which this prospectus is a part has been declared effective by the Securities and Exchange Commission.

We sold Chatsworth Products, Inc. (“CPI”) 215,517 shares of our common stock for $250,000 in a private placement transaction in conjunction with our five year strategic alliance for the manufacture and sale of Zone Cabling and Wireless products. We have a ten day right of first refusal to purchase such shares that CPI proposes to sell other than on the NASDAQ Stock Market or on any other market or stock exchange where our common stock trades. Sales by CPI on the NASDAQ Stock Market or on any other market or stock exchange where our common stock trades are subject to restrictions on the time, price and amount of such sales in any day. We also entered into a Standstill Agreement with CPI which provides that CPI will generally refrain from acquiring more than 9.9% of our voting securities and conducting certain activities, such as soliciting proxies, joining groups of other stockholders and submitting stockholder proposals with respect to American Access. CPI is also required to vote their shares as

5

recommended by our Board of Directors except if such vote involves a change in control of American Access. The Standstill Agreement will generally terminate after CPI no longer holds 2% of our voting securities. However, the obligation to refrain from acquiring more than 9.9% of our voting securities terminates on May 8, 2008. CPI is not a registered broker-dealer or affiliated with a registered broker-dealer

We are not a party to any other agreement, arrangement, or understanding regarding the sale of any of these shares. Except for our strategic alliance with Chatsworth Products, Inc. for sale and marketing of zone cabling and wireless products, we are not aware of any selling stockholder having any position, office or other material relationship with us or our affiliates within the past three years other than as a result of the selling stockholder’s beneficial ownership of shares of our common stock.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before the Offering	Shares of Common Stock Being Offered in the Offering	Number and Percent of Shares of Common Stock Beneficially Owned After the Offering(1)
Around the Clock Partners, LP(2)	515,286	365,286	150,000	2.3%
Chatsworth Products, Inc.(3)	215,517	215,517	-0-

(1)	Assumes the sale of all shares offered in this prospectus and no other purchases or sales of our common stock by the selling stockholders.
(2)	The general partner of Around the Clock Partners, LP is Around the Clock Trading and Capital Management, LLC. Wayne Anderson is the managing member of Around the Clock Trading and Capital Management, LLC and, accordingly, is the individual who exercises sole investment and voting power over the shares held by Around the Clock Partners, LP. The foregoing should not be construed in and of itself as an admission by any of Around the Clock Trading and Capital Management, LLC or Wayne Anderson as to beneficial ownership of the shares owned by Around the Clock Partners, LP.
(3)	The Board of Directors of CPI exercises investment and voting power over the shares held by CPI.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees, transferees, donees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. Each selling stockholder will act independently in making decisions with respect to the timing, manner and size of each sale of the shares covered in this prospectus. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, which may include long sales and short sales effected after the effective date of the registration statement;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	“at the market” to or through market makers or into an existing market for the shares;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers, sales effected through agents or other privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•	through transactions in options, swaps or other derivative securities (whether exchange-listed or otherwise);

•	a combination of any the foregoing methods of sale; or

•	any other method permitted by applicable law.

In the event that a sale is to be made pursuant to this registration statement by a pledgee or other transferee, we will provide appropriate information regarding such pledgee or transferee by a prospectus supplement or a post-effective amendment, if necessary, naming such pledgee or transferee as a selling stockholder.

Any sale or distribution of common stock by the selling stockholders must be accompanied by, or follow the delivery of, this prospectus, unless the selling stockholders elect to rely on Rule 144 or another exemption from the registration requirements in connection with a particular transaction. The selling stockholders may sell shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may sell directly to broker-dealers as principals, in routine transactions through broker-dealers that will be compensated in the form of discounts, concessions, or commissions, or in block transactions in which a broker-dealer may act as a principal or an agent. The broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares. We have not and do not intend to enter into any arrangement with any securities dealer concerning such discounts, concessions or commissions for the solicitation of offers to purchase the common stock or the sale of such stock.

The selling stockholders and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. Any profit from the sale of the shares by the selling stockholders and any commission, discount or concession received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. In addition, we have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act of 1933, as amended, arising out of the information provided by us and contained in the registration statement of which this prospectus forms a part.

Under the rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. The selling stockholders will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and regulations under the Securities Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of our shares of common stock by the selling stockholders.

The selling stockholders will pay all commissions, transfer taxes, and other expenses associated with the sale of securities by the selling stockholders. The shares offered hereby are being registered pursuant to contractual obligations to which we are subject, and we have paid the expenses of the preparation of this prospectus.

We estimate that we will incur costs of approximately $10,549.00 in connection with this offering for legal, accounting, printing, and other costs related to the registration and sale of the shares of common stock. The selling stockholders will not bear any portion of the foregoing expenses, but will bear any fees incurred in connection with any sale of the common stock as described herein.

LEGALITY OF SECURITIES

The validity under the Florida Business Corporation Act of the common stock to be sold by the selling stockholders has been passed on for us by Joel Bernstein, Miami, Florida.

EXPERTS

The consolidated financial statements of American Access Technologies, Inc. as of December 31, 2002 and 2001 and for the years then ended have been incorporated by reference herein in reliance upon the report of Rachlin Cohen & Holtz LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

To the extent that Rachlin Cohen & Holtz LLP audits and reports on financial statements of American Access Technologies, Inc. issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-3 with the SEC to register the sale of the shares of common stock offered by the selling stockholders under the Securities Act of 1933, as amended. This prospectus, which is a part of the registration statement, does not contain all of the information that is in the registration statement. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete. Some contracts, agreements, or other documents are filed as exhibits to the registration statement or to a document incorporated by reference in this prospectus. In those cases, investors should refer to such exhibits for more complete descriptions.

We file annual, quarterly and special reports, proxy and information statements and other information with the SEC. The public may read and copy, at prescribed rates, any materials we file with the SEC, including the registration statement and its exhibits and any documents incorporated by reference into this prospectus, at the SEC’s offices at: Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. For information on how to obtain such documents from the SEC, investors may telephone the SEC’s Public Reference Room at 1-800-SEC-0330.

The SEC Internet site at http://www.sec.gov contains materials that we file with the SEC in electronic version through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. Our Internet site, http://www.aatk.com, also contains information about our company. Information on our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We are allowed by the SEC to “incorporate by reference” information filed with the SEC, which means that we can disclose important information to people by referring them to other documents that we file with the SEC. The information incorporated by reference is considered to be part of this prospectus. We have filed the following documents with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and are incorporating them by reference into this prospectus:

(1) Annual Report on Form 10-KSB for the year ended December 31, 2002;

(2) Current report on Form 8-K filed April 22, 2003;

(3) Current report on Form 8-K filed May 1, 2003;

(4) Current report on Form 8-K filed May 16, 2003;

(5) Current report on Form 8-K filed July 14, 2003;

(6) Current report on Form 8-K filed August 11, 2003;

(7) Current report on Form 8-K filed October 14, 2003;

(8) Current report on Form 8-K filed November 6, 2003;

(9) Current report on Form 8-K filed December 17, 2003

(10) Quarterly report on Form 10-QSB for the quarter ended March 31, 2003;

(11) Quarterly report on Form 10-QSB for the quarter ended June 30, 2003;

(12) Quarterly report on Form 10-QSB for the quarter ended September 30, 2003; and

(13) The description of our common stock contained in the registration statement on Form 8-A, SEC File Number 000-24575, filed July 6, 1998.

We also incorporate all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering (except for information furnished under Items 9 or 12 of our current reports on Form 8-K). The information in these documents will update and supersede the information in this prospectus.

We will provide at no cost to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Investors should direct requests to Joseph F. McGuire, American Access Technologies, Inc., 6670 Spring Lake Road, Keystone Heights, FL 32656, telephone (352) 473-6673.

TABLE OF CONTENTS

Section	Page

Summary

Risk Factors

Special Note About Forward-Looking Information

Recent Developments

Use of Proceeds

Selling Stockholders

Plan of Distribution

Legality of Securities

Experts

Available Information

Information Incorporated by Reference

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with any different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, offering to sell or soliciting an offer to buy securities in any jurisdiction where the offering, solicitation or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, and prospects may have changed since that date.

AMERICAN ACCESS TECHNOLOGIES, INC.

580,803 SHARES OF COMMON STOCK

PROSPECTUS

January     , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are the estimated expenses in connection with the distribution of the securities being registered:

Securities and Exchange Commission registration fee	$48.87
Legal fees	$7,500.00
Accounting fees and expenses	$2,500.00
Printing and other expenses	$500.00

Total	$10,548.87

All expenses, except the SEC fees, are estimates.

The selling stockholders will not bear any portion of the foregoing expenses, but will pay fees in connection with the sale of the common stock in those transactions completed to or through securities brokers and/or dealers in the form of markups, markdowns, or commissions.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

Such act also provides that the corporation may indemnify an officer or director, and advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe such conduct was unlawful. F.S. 607.0850(1) (2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Under the registrant’s Articles of Incorporation and By-laws the registrant is required to indemnify its officers and directors to the fullest extent such indemnification may be made under the provisions of the Florida Business Corporation Act. The registrant maintains a policy of liability insurance for its officers and directors.

ITEM 16.	EXHIBITS

The following documents are included as exhibits to this registration statement, pursuant to Item 601 of regulation S-B.

Exhibit No.	Title of Document
4.1	Form of certificate of common stock (incorporated by reference to Exhibit 3(c) to our registration statement on Form 8-A (File No. 333-435879).

4.2	Stock Purchase Agreement dated as of December 2, 2003 between registrant and Around the Clock Partners, LP. (incorporated by reference to Exhibit 10.4 in our current report on Form 8-K filed on December 17, 2003).

4.3	Stock Purchase and Sale Agreement dated as of May 8, 2003 between registrant and Chatsworth Products, Inc. (incorporated by reference to Exhibit 10.4 in our quarterly report on Form 10-QSB filed on October 17, 2003).

4.4	Standstill Agreement dated as of May 8, 2003 between registrant and Chatsworth Products, Inc. (incorporated by reference to Exhibit 10.5 in our quarterly report on Form 10-QSB filed on October 17, 2003).

5.1	Opinion of Joel Bernstein, attorney at law.

10.1	Amendment to Stock Purchase Agreement dated as of January 16, 2004 between registrant and Around the Clock Partners, LP.

23.1	Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public Accountants.

23.2	Consent of Joel Bernstein (contained in Exhibit 5.1).

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Keystone Heights, State of Florida, on the 20th day of January, 2004.

AMERICAN ACCESS TECHNOLOGIES, INC.

By	/s/ JOHN E. PRESLEY

John E. Presley President/Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN E. PRESLEY John E. Presley	President, Chief Executive Officer and Director (principal executive officer)	January 20, 2004

/s/ JOSEPH F. MCGUIRE /s/ Joseph F. McGuire	Chief Financial Officer, Treasurer, Secretary and Director (principal accounting officer)	January 20, 2004

/s/ ERIK WIISANEN Erik Wiisanen	Vice President Omega Metals and Director	January 20, 2004

/s/ JERRY J. BOYD Jerry J. Boyd	Director	January 20, 2004

/s/ LAMAR NASH Lamar Nash	Director	January 20, 2004

EXHIBIT INDEX

Exhibit No.	Title of Document
4.1	Form of certificate of common stock (incorporated by reference to Exhibit 3(c) to our registration statement on Form 8-A (File No. 333-435879).

4.2	Stock Purchase Agreement dated as of December 2, 2003 between registrant and Around the Clock Partners, LP. (incorporated by reference to Exhibit 10.4 in our current report on Form 8-K filed on December 17, 2003).

4.3	Stock Purchase and Sale Agreement dated as of May 8, 2003 between registrant and Chatsworth Products, Inc. (incorporated by reference to Exhibit 10.4 in our quarterly report on Form 10-QSB filed on October 17, 2003).

4.4	Standstill Agreement dated as of May 8, 2003 between registrant and Chatsworth Products, Inc. (incorporated by reference to Exhibit 10.5 in our quarterly report on Form 10-QSB filed on October 17, 2003).

5.1	Opinion of Joel Bernstein, attorney-at-law.

10.1	Amendment to Stock Purchase Agreement dated as of January 16, 2004 between registrant and Around the Clock Partners, Inc.

23.1	Consent of Rachlin Cohen & Holtz LLP, Independent Certified Public Accountants.

23.2	Consent of Joel Bernstein (contained in Exhibit 5.1).